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                                 EXHIBIT 10.29

                  SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS


     This Severance Agreement and Release of All Claims ("Agreement") is made by and between TCSI Corporation, its subsidiaries, affiliates, successors, assigns, officers, directors, partners, shareholders, agents, employees, former employees, attorneys and representatives (hereinafter collectively referred to as the "Company"), on the one hand, and Paul A. Farmer, his heirs, family members, executors, and administrators (hereinafter collectively referred to as "Employee") on the other hand. The Company and Employee are sometimes collectively referred to as "the Parties."

     WHEREAS, Employee has resigned his position as the Chief Financial Officer of the Company as of July 21, 1997; and it is the present intention of the Parties that Employee continue to be employed by the Company as a business advisor through June 30, 1998 (the "Termination Date").

     WHEREAS, the express purpose of this Agreement is to set forth the terms of Employee's employment with the Company during the Employment Continuation Period (defined below) and to forever release the Company, as defined above, from any and all potential liability regarding every claim, cause of action, complaint and dispute that Employee has, or may ever have, against the Company arising out of, or related to, any and all events, whether currently known or unknown, occurring prior to the execution of this Agreement.

     NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

     1. RESIGNATION OF OFFICER POSITIONS. Effective July 21, 1997 (the "Effective Date") Employee agreed to step down from the position of Chief Financial Officer and Secretary and Treasurer of the Company. Employee shall continue to be employed by the Company from the Effective Date in the capacity of business advisor until the close of business on June 30, 1998, or, if earlier, upon the voluntary resignation of Employee (the "Termination Date"). A form letter of resignation of Employee's position as Chief Financial Officer of the Company is attached hereto as Exhibit A.

     2. SEVERANCE PAYMENT. The Company shall pay Employee a severance payment of $12,500 per month, less applicable withholding and deductions, through the Termination Date (the "Employment Continuation Period"). Such payments shall be made according to the normal practices of the Company.

     3.   WAIVER OF BONUS.   No individual performance bonus shall be paid to
Employee in 1997 or 1998.

     4. STOCK OPTIONS. All stock options of Employee shall continue to vest and become exercisable during the Employment Continuation Period. Upon the Termination Date, such options

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shall cease to vest and shall be exercisable according to the terms of the applicable option agreement(s).

     5. EMPLOYEE BENEFITS. Employee shall continue to be eligible to participate in the employee benefit plans of the Company during the Employment Continuation Period.

     6. INDEMNIFICATION. The Company shall continue to indemnify and hold Employee harmless to the extent Employee was so indemnified as of the Effective Date against any and all expenses, liabilities, and losses (including, without limitation, reasonable attorneys' fees and disbursements of counsel reasonably satisfactory to Company) in connection with his service as an officer of the Company.

     7.   RELEASE OF CLAIMS.   Employee agrees that the benefits provided
hereunder represent settlement in full of all of employee's claims and disputes against the Company. The Company on one hand, and Employee on the other, on behalf of themselves, and their respective heirs, family members, board members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, family members, board members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

          (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

          (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

          (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; defamation; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

          (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the Fair Labor Standards Act, the California Fair Employment and Housing Act, and Labor Code Section 201, ET SEQ.;

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          (e)  any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

          (f)  any and all claims for attorneys' fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

     8. CIVIL CODE SECTION 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee and the Company acknowledge that they have had the opportunity to consult legal counsel, have read, are familiar with, and understand the provisions of California Civil Code Section 1542, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     The Parties, being aware of said code section, voluntarily agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect, including both known and unknown claims.

     9. DISCLOSURE OF THIRD PARTY CLAIMS. Employee has informed the Company of any actual or potential claim or dispute of any third party against the Company about which Employee currently has any knowledge, and Employee agrees to inform the Company of any such matter to the extent he becomes aware of it during the Employment Continuation Period.

     10. CONFIDENTIAL INFORMATION. Employee agrees to continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of any agreement between Employee and the Company concerning confidential information of the Company. Employee agrees to return confidential and proprietary information in his possession to the Company by August 15, 1997.

     11. COOPERATION. The Employee agrees that he shall assist the Company in every proper way as reasonably requested by the Company in the Company's response to or defense of any disputes, differences, grievances, claims, charges, or complaints by any third party related to events prior to the Effective Date against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company.

     12. CONFIDENTIALITY. The Parties hereto each agree to use their best efforts to maintain in confidence the underlying facts leading up to this Agreement, the existence of this Agreement, the

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contents and terms of this Agreement, and the consideration for this
Agreement (hereinafter collectively referred to as "Settlement Information"). Each Party hereto agrees not to disclose or use and to take every reasonable precaution to prevent disclosure or use of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. The Parties hereto agree to take every precaution to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information. The Parties shall cooperate in preparing a mutually agreed-upon press release with respect to Employee's resignation as Chief Financial Officer of the Company.

     13.  ARBITRATION.

          (a) The Parties agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, the interpretation, validity, construction, performance, breach, or termination hereof, or any of the matters herein released shall be settled by binding arbitration to be held in Alameda County, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator shall be selected by mutual agreement of the Parties, which agreement shall not be unreasonably withheld by either Party. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Employee hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the Parties are participants.

          (c) The Company agrees to pay the costs, expenses and counsel fees and expenses of both Parties incurred in connection with such arbitration.

          (d) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION 13, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, OR ANY OF THE MATTERS Herein TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THIS SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS.

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     14.  NON-DISPARAGEMENT.  The Parties agree to refrain from any disparagement, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

     15. TAX CONSEQUENCES. The Company makes no representations or warranties with respect to the tax consequences of any benefits conferred on Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee's failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees.

     16. NO ADMISSION OF LIABILITY. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission, directly or by implication of the truth or falsity of any claims heretofore made or that the Company has violated any law, rule, regulation, or contractual right, duty or obligation owed to Employee or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party. It is agreed that the fact of this settlement cannot be used by any Party or any other person to demonstrate or suggest an admission on the part of the Company.

     17. COSTS. The Company shall pay the Employee's attorneys' fees and other fees incurred in connection with this Agreement up to a maximum total amount of $3500.

     18. AUTHORITY. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     19. NO REPRESENTATIONS. Each Party represents that it has carefully read and understands the scope and effect of the provisions of this Agreement. The Parties agree that they do not rely and have not relied upon any representations or statements made by any other party hereto which are not specifically set forth in this Agreement.

     20. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     21. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding between the Parties as to the subject matter herein and supersedes and replaces any and all prior agreements and understandings, whether written or oral.

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     22.  NO ORAL MODIFICATION.  This Agreement may only be amended in writing signed by all Parties.

     23. GOVERNING LAW. This Agreement shall be governed by the internal substance laws, but not the choice of laws rules, of the State of California.

     24. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     25. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of any Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

          (a)  they have read this Agreement;

          (b) they have had the opportunity to consult legal counsel of their own choice to the fullest extent they deem appropriate and necessary;

          (c) this Agreement reflects a negotiated agreement between the Parties;

          (d) they understand the terms and consequences of this Agreement and of the releases it contains; and

          (e) they are fully aware of the legal and binding effect of this Agreement.

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     IN WITNESS WHEREOF, the Company and Employee voluntarily agree to and have executed this Agreement on the respective dates set forth below.


Dated:  July 31, 1997         /s/ Paul A. Farmer
                              ---------------------------------
                              Paul A. Farmer



Dated:  July 31, 1997         TCSI  CORPORATION
                              By /s/ Ram Banin
                              ----------------------------------
                              Ram Banin, Chief Executive Officer

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                                  EXHIBIT A

                                   [Date]


To the Board of Directors of TCSI Corporation:


     I hereby resign my position as Chief Financial Officer and Secretary and Treasurer of TCSI Corporation, effective July 21, 1997.

     Further, I accept the Company's offer of subsequent employment as business advisor, subject to the terms and conditions set forth in the attached Severance Agreement and Release of All Claims, which I have executed as of the date hereof.

                                       Very truly yours,

                                       /s/ Paul A. Farmer
                                       Paul A. Farmer